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                                                                    Exhibit 15.1

To the Shareholders and Board of Directors of Crawford & Company:

We are aware of the incorporation by reference in the previously filed Registration Statement File Nos. 33-47536, 33-36116, 333-02051, 333-24425,
333-24427, 333-43740, 333-87465, and 333-87467 of Crawford & Company's Form 10-Q
for the quarter ended March 31, 2005, which includes our report dated May 3, 2005 related to the unaudited interim financial information contained therein.

                                                    /s/ Ernst & Young LLP

Atlanta, Georgia
May 3, 2005

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